Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-34129, No. 333-38248, No. 333-60951, No. 333-38256 and No. 333-109600) on Form S-8 and the Registration Statements (No. 333-37960, No. 333-64482 and No. 333-99533) on Form S-3 of ViroPharma Incorporated of our report dated November 11, 2004, with respect to the Special Purpose Product Contribution Statements for the years ended December 31, 2003, 2002 and 2001 included in this Form 8-K dated November 24, 2004.

/s/ Ernst & Young LLP

Indianapolis, Indiana

November 24, 2004